UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  March 17, 2005

PROGINET CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York		11530
(Address of Principal Executive Offices)		(Zip Code)

(516) 535-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 17, 2005, in connection with an interim order dated March 14, 2005, issued by the United States Bankruptcy Court for the District of Maryland, located in Greenbelt, Maryland (the “Bankruptcy Court”), Proginet Corporation (“Proginet”) advanced to V-One Corporation (“V-One”) $113,769 for payment of certain pre-petition wages and benefits.  The advance was made as part of a proposed post-petition debtor-in-position (“DIP”) financing on a super-priority basis from Proginet to V-One, and pursuant to a letter agreement dated March 10, 2005 (the “Letter Agreement”), between Proginet and V-One. V-One filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on March 11, 2005.  As security for the financing, Proginet was granted a perfected first-priority security interest in and lien inter alia on substantially all property of the V-One.  V-One remains in possession of its assets and properties and continues to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

The Letter Agreement provides for additional amounts to be advanced from Proginet to V-One under the DIP financing, up to a total of $487,000 (including the advance described above) and sets forth the terms and conditions pursuant to which Proginet proposes to acquire certain assets and assume certain liabilities of V-One in the Chapter 11 bankruptcy case (the “Sale Transaction”), for a purchase price of $2.05 million, less, among other things, the assumption of certain of V-One’s liabilities.  The purpose of the advances under the DIP financing is to preserve V-One’s business pending the closing of the Sale Transaction.  Any additional advances under the DIP financing, and the remaining terms of the Letter Agreement, including the provisions relating to the Sale Transaction and a 5% break-up fee payable to Proginet in the event of a sale to another party so long as Proginet is not in material default, are all subject to the Bankruptcy Court’s approval.  A hearing to consider entry of a final order approving the DIP financing and related relief is scheduled for April 12, 2005.

Any amounts advanced will be immediately due and payable upon the earlier of: (i) the occurrence of an event of default under the Letter Agreement; (ii) the consummation of a sale of V-One’s estate to a party other than Proginet; or (iii) June 30, 2005.  In addition, the Sale Transaction will be subject to higher and better offers (pursuant to a public sale procedure to be established by the Bankruptcy Court), as well as various customary closing conditions, including satisfactory completion of due diligence by Proginet and obtaining all necessary consents and approvals, all to be satisfied prior to June 30, 2005.

A copy of the Letter Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

ITEM 8.01 OTHER EVENTS

On March 22, 2005, Proginet issued a press release which announced the interim DIP financing and the proposed acquisition of the assets of V-One. The text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits.

Exhibit Number	Description

10.1	Letter Agreement between Proginet Corporation and V-One Corporation
99.1	Proginet Press Release Dated March 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation (Registrant)

Date:	March 23, 2005	By:	/s/ Kevin M. Kelly
		Name:	Kevin M. Kelly
		Title:	President/Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between Proginet Corporation and V-One Corporation
99.1	Proginet Corporation Press Release Dated March 22, 2005